EXHIBIT 3.1

AMENDED AND RESTATED CERTIFICATE

OF INCORPORATION OF MTONE WIRELESS CORPORATION

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Mtone Wireless Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The name of this corporation is Mtone Wireless Corporation and that this corporation was originally incorporated on January 27, 1994, under the name General Wireless Communications, Inc., pursuant to the General Corporation Law.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is “Mtone Wireless Corporation.”

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 15 East North Street, Dover, Delaware 19901, Kent County. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Effective upon the filing of this Amended and Restated Certificate of Incorporation, each undesignated share of Common Stock shall be designated as Class A Common Stock.

ARTICLE V

(A) Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is one hundred ten million five hundred thousand (110,500, 000) shares. The number of shares of Preferred Stock authorized to be issued is fifty million five hundred thousand (50,500,000) shares, par value $0.001 per share. The number of shares of Common Stock authorized to be issued is sixty million (60,000,000) shares, par value $0.001 per share.

(B) Rights, Preferences, and Restrictions of Common Stock. The Common Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time as either Class A Common Stock or Class B Non-Voting Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class B Non-Voting Common Stock, which series shall consist of 9,228,876 shares (the “Class B Common Stock”) are as set forth below in this Article V (D), except for the liquidation preferences and conversion rights of the Class B Common Stock, which shall be as set forth below in Section 2 and Section 3 of Article V (C). The Class A Common Stock shall consist of 50,771,124 shares (the “Class A Common Stock.”) The Board of Directors is also authorized to increase or decrease the number of shares of Class B Common Stock or Class A Common Stock, prior or subsequent to the issue of that series, but not below the number of shares of that series then outstanding. In the case the number of authorized shares of Class B Common Stock or Class A Common Stock shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(C) Rights, Preferences and Restrictions of Preferred Stock and Liquidation Rights of Class B Common Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 4,346,432 shares (the “Series A Preferred Stock”), the Series A-1 Preferred Stock, which series shall consist of 4,346,432 shares (the “Series A-1 Preferred Stock”), the Series B Preferred Stock, which series shall consist of 6,500,001 shares (the “Series B Preferred Stock”), the Series B-1 Preferred Stock, which series shall consist of 6,500,001 shares (the “Series B-1 Preferred Stock”), the Series C Preferred Stock, which series shall consist of 7,000,000 shares (the “Series C Preferred Stock”), the Series C-1 Preferred Stock, which series shall consist of 7,000,000 shares (the “Series C-1 Preferred Stock”), the Series D Preferred Stock, which series shall consist of 4,000,000 shares (the “Series D Preferred Stock”), and the Series E Preferred Stock, which series shall consist of 10,500,000 shares (the “Series E Preferred Stock”) are as set forth below in this Article V(B).

The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation’s Certificate of Incorporation (“Protective Provisions”), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, paripassu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1. Dividend Provisions.

(a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock of this corporation) on the Class A Common Stock or Class B Common Stock of this corporation, at the rate of (i) in the case of the Series A and Series A-1 Preferred Stock, $0.0402744 per share per annum, (ii) in the case of the Series B and Series B-1 Preferred Stock, $0.072 per share per annum, (iii) in the case of the Series C and Series C-1 Preferred Stock, $0.19 per share per annum, (iv) in the case of the Series D Preferred Stock, $0.38 per share per annum, and (v) in the case of the Series E Preferred Stock, $0.57 per share per annum (as determined on a per annum basis and an as-if-converted basis for the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable annually, when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

(b) In the event and to the extent that this corporation shall declare a distribution, other than a distribution as described in subsection (a) of this Section 1, payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness (other than in connection with a merger, consolidation or sale of assets as described in Section (B)(2)(c) of this Article V), then, in each such case, the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be entitled to share equally in any such distribution as though such holders were the holders of the number of shares of Class A Common Stock of this corporation into which their respective shares of Series A,

Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred are convertible as of the record date fixed for the determination of the holders of Class A Common Stock or Class B Common Stock (as applicable) of this corporation entitled to receive such distribution.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Class B Common Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of this corporation to the holders of Preferred Stock or Class A Common Stock by reason of their ownership thereof, an amount equal to the sum of (i) $0.4876 (the “Original Class B Common Stock Issue Price”) plus (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class B Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Class B Common Stock.

(b) After payment of the liquidation preference to the Class B Common Stock set forth above in Section 2 (a), the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Class A Common Stock by reason of their ownership thereof, (A) in the case of the Series A and Series A-1 Preferred Stock, an amount per share equal to the sum of (i) $0.402744 for each outstanding share of Series A and Series A-1 Preferred Stock (the “Original Series A Issue Price” and the “Original Series A-1 Issue Price,” respectively) and (ii) an amount equal to declared but unpaid dividends on such share, (B) in the case of the Series B and Series B-1 Preferred Stock, an amount per share equal to the sum of (i) $0.90 for each outstanding share of Series B and Series B-1 Preferred Stock (the “Original Series B Issue Price” and the “Original Series B-1 Issue Price,” respectively) and (ii) an amount equal to declared but unpaid dividends on such share, (C) in the case of the Series C and Series C-1 Preferred Stock, an amount per share equal to the sum of (i) $1.90 for each outstanding share of Series C and Series C-1 Preferred Stock (the “Original Series C Issue Price” and the “Original Series C-1 Issue Price,” respectively) and (ii) an amount equal to declared but unpaid dividends on such share, (D) in the case of the Series D Preferred Stock, an amount per share equal to the sum of (i) $3.80 for each outstanding share of Series D Preferred Stock (the “Original Series D Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share, and (E) in the case of the Series E Preferred Stock, an amount per share equal to the sum of (i) $5.76 for each outstanding share of Series E Preferred Stock (the “Original Series E Issue Price”) and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock so that each holder receives the same percentage of the applicable preferential amount.

(c) Upon the completion of the distribution required by subparagraph (a) and (b) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A, Series A-1, Series B, Series B-1, Series C and Series C-1 Preferred Stock, Class B Common Stock and Common Stock pro rata based on the number of shares of Class A Common Stock held by each (assuming conversion of all such Series A, Series A-1, Series B, Series B-1, Series C and Series C-1 Preferred Stock and conversion of Class B Common Stock) until (i) with respect to the holders of Series A and Series A-1 Preferred Stock, such holders shall have received an aggregate of $1.208232 per share (including amounts paid pursuant to subsection (b) of this Section 2), (ii) with respect to the holders of Series B and Series B-1 Preferred Stock, such holders shall have received an aggregate of $2.70 per share (including amounts paid pursuant to subsection (b) of this Section 2), and (iii) with respect to the holders of Series C and Series C-1 Preferred Stock, such holders shall have received an aggregate of $3.80 per share (including amounts paid pursuant to subsection (b) of this Section 2); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Class A Common Stock and Class B Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Class A Common Stock held by each (assuming conversion of the Class B Common Stock).

(d) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

(ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

1. If traded on a securities exchange or through Nasdaq, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

2. If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

3. If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

(iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D, Series E Preferred Stock and Class B Common Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

(iv) This corporation shall give each holder of record of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

3. Conversion. The holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Original Issue Price for such series by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be the applicable Original Issue Price for such series; provided, however, that the Conversion Price for the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 3(d). Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Class A Common Stock.

(b) Automatic Conversion. Each share of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock and each share of Class B Common Stock shall be converted into one share of Class A Common Stock immediately upon the earlier of (i) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Act”), the public offering price of which is equal to or greater than $3.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $35,000,000 in the aggregate, or (ii) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock (voting together as a single class and not as separate series and on an as converted basis).

(c) Mechanics of Conversion. Before any holder of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock and shall give written notice to this corporation at its principal corporate office of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1,

Series D or Series E Preferred Stock or Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock upon conversion of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock shall not be deemed to have converted such Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock or Class B Common Stock shall be subject to adjustment from time to time as follows:

(i) (A) With respect to the Series A, Series B, Series C, Series D and Series E Preferred Stock, if after the date upon which any shares of Series E Preferred Stock were first issued (the “Purchase Date”), this corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C, Series D or Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issuance plus the number of shares of Class A Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

(B) No adjustment of the Conversion Price for the Series A, Series B, Series C, Series D or Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being earned forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Class A Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Class A Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii):

1. The aggregate maximum number of shares of Class A Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Class A Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Class A Common Stock covered thereby.

2. The aggregate maximum number of shares of Class A Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights, plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)).

3. In the event of any change in the number of shares of Class A Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Class A Common Stock outstanding for purposes of subsection 3(d)(i)(A)), the Conversion Price of the Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class A Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A, Series B, Series C, Series D or Series E Preferred Stock or Class B Common Stock, to the extent in any way affected by or computed using such options, rights or securities, or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Class A Common Stock outstanding for purposes of subsection 3(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities.

5. The number of shares of Class A Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or (4).

(F) From and after the issuance of any share of Series A-1, Series B-1 or Series C-1 Preferred Stock, the respective Conversion Prices for the Series A-1, Series B-1 and Series C-1 Preferred Stock, as the case may be, shall be the respective Conversion Prices for Series A, Series B or Series C Preferred Stock in effect immediately prior to such issuance and shall no longer be subject to adjustment pursuant to subsection (d)(i)(A) of this Section 3.

(ii) “Additional Stock” shall mean any shares of Class A Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by this corporation after the Purchase Date other than

(A) Shares of Class A Common Stock issued pursuant to a transaction described in subsection 3(d)(iii) hereof;

(B) Up to 5,144,013 shares (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like) of Class A Common Stock (excluding any shares of Class A Common Stock issued upon exercise of options (including, but not limited to, options outstanding on the date of the filing of this certificate of incorporation (the “Filing Date”)), excluding any shares of Class A Common Stock issued after the Filing Date that are repurchased at cost upon termination of the holder’s service relationship with this corporation and excluding any cancelled options, irrespective of whether such cancelled options were issued before, on or after the

Filing Date), issued, issuable or deemed to have been issued by this corporation pursuant to any agreement, plan or arrangement approved by the Board of Directors of this corporation, to officers, employees or directors of, or consultants to, this corporation, for the primary purpose of soliciting or retaining their employment or services; provided that the foregoing number of shares shall be increased by (1) the number of shares of Class A Common Stock that were outstanding prior to the Filing Date and that are repurchased by this corporation at cost upon termination of the holder’s service relationship with this corporation and (2) the number of shares of Class A Common Stock that are held by an employee or other service provider (or entity that is affiliated with an employee or other service provider) of this corporation upon the termination of the holder’s service relationship with this corporation;

(C) Shares of Class A Common Stock issued, issuable or deemed to have been issued by this corporation to a corporation, partnership or other entity with which this corporation has a partnership, joint venture or other business relationship, provided that such issuances are for purposes other than primarily equity financing for this corporation;

(D) Shares of Class A Common Stock issued, issuable or deemed to have been issued in connection with the acquisition by this corporation of the stock or assets of another corporation, partnership or other entity;

(E) Up to 898,818 shares (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like) of Class A Common Stock issued, issuable or deemed to have been issued in connection with a bona fide equipment lease financing or the incurrence by the corporation of any indebtedness for money borrowed;

(F) Shares of Class A Common Stock issued, issuable or deemed to have been issued by this corporation upon conversion of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock;

(G) Shares of Class B Common Stock; and

(H) Shares of the existing Series A-1, Series B-1 and Series C-1 Preferred Stock issued by this corporation upon Special Mandatory Conversion pursuant to subsection 3(l) hereof.

(iii) In the event this corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the

Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(d)(i)(E).

(iv) If the number of shares of Class A Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Class A Common Stock, then, following the record date of such combination, the Conversion Price for the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be appropriately increased and an adjustment made to the conversion rate of the Class B Common Stock so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of the Series A, Series A-1, Series B, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of this corporation into which their shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class A Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2), provision shall be made so that the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock against impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock and Class B Common Stock and the number of shares of Class A Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock the holder is at the time converting into Class A Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or the conversion rate of the Class B Common Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price for the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock or the conversion rate for the Class B Common Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock.

(i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

(k) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock or Class B Common Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

(l) Special Mandatory Conversion: Dilutive Issues.

(i) At any time following the Purchase Date, if (A) the holders of shares of Series A, Series B or Series C Preferred Stock are entitled to exercise the right of first offer (the “Right of First Offer”) set forth in Section 2.4 of the Amended and Restated Investors’ Rights Agreement, dated on or about December 1999, by and among this corporation and the Investors and Founders (as defined therein), as amended from time to time (the “Rights Agreement”), with respect to an equity financing of this corporation (the “Equity Financing”), (B) the Equity Financing would result in a Conversion Price adjustment to the Series A, Series B or Series C Preferred Stock, as the case may be, as provided in subsection 3(d)(i) herein, (C) this corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Offer with respect to such Equity Financing and this corporation thereafter proceeds to consummate the Equity Financing and (D) such holder (a “Non-Participating Holder”) does not by exercise of such holder’s Right of First Offer acquire his, her or its pro rata share of New Securities (as defined in Section 2.4 of the Rights Agreement) offered in such Equity Financing (a “Mandatory Offering”), then all of such Non-Participating Holder’s shares of Series A, Series B and Series C Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the “Mandatory Offering Date”) into, in the case of Series A Preferred Stock, an equivalent number of shares of Series A-1 Preferred Stock, in the case of Series B Preferred Stock, an equivalent number of shares of Series B-1 Preferred Stock, and in the case of Series C Preferred Stock, an equivalent number of shares of Series C-1 Preferred Stock; provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of this corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Equity Financing. Upon conversion pursuant to this subsection 3(l)(i), the shares of Series A, Series B and Series C Preferred Stock so converted shall be cancelled and not subject to reissuance.

(ii) The holder of any shares of Series A, Series B and Series C Preferred Stock converted pursuant to this subsection 3(l) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Series A, Series B and Series C Preferred Stock and Class B Common Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Series A-1, Series B-1 or Series C-1 Preferred Stock as the case may be, to be issued and such holder shall be deemed to have become a stockholder of record of Series A-1, Series B-1 or Series C-1 Preferred Stock, as the case may be, on the Mandatory Offering Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Series A-1, Series B-1 or Series C-1 Preferred Stock, as the case may be, on the next succeeding date on which the transfer books are open.

(iii) In the event that any Series A-1, Series B-1 or Series C-1 Preferred Stock shares are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (A) to cancel all designated shares of Series A-1, Series B-1 or Series C-1 Preferred Stock, as the case may be, that remain unissued after such issuance, (B) to create and reserve for issuance upon conversion pursuant to this subsection 3(l) of any Series A, Series B and Series C Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series A-1, Series B-1 and Series C-1 Preferred Stock so canceled and designated Series A-2, Series B-2 and Series C-2 Preferred Stock with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A, Series B and Series C Preferred Stock, except that the Conversion Price for such shares of Series A-2 Preferred Stock shall be the Series A Conversion Price in effect immediately following such issuance, that the Conversion Price for such shares of Series B-2 Preferred Stock shall be the Series B Conversion Price in effect immediately following such issuance, and the Conversion Price for such shares of Series C-2 Preferred Stock shall be the Series C Conversion Price in effect immediately following such issuance, and (C) to amend the provisions of this subsection 3(l) to provide that any subsequent conversion pursuant to this subsection 3(l) will be into shares of Series A-2, Series B-2 and Series C-2 Preferred Stock rather than Series A-1, Series B-1 and Series C-1 Preferred Stock, as the case may be. This corporation shall take the same actions with respect to the Series A-2, Series B-2 and Series C-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 3(l) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

4. Voting Rights.

(a) General Voting Rights. The holder of each share of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such share could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote.

(b) Voting for the Election of Directors. As long as sixty-six and two-thirds percent (66 2/3%) or more of the shares of Series A and Series A-1 Preferred Stock originally issued remain outstanding, the holders of such shares of Series A and Series A-1 Preferred Stock shall be entitled to elect two (2) directors of this corporation at each annual election of directors. As long as a majority of the shares of Series B and Series B-1 Preferred Stock originally issued remain outstanding, the holders of such shares of Series B and Series B-1 Preferred Stock shall be entitled to elect one (1) director of this corporation at each annual election of directors. As long as a majority of the shares of Series C and Series C-1 Preferred Stock originally issued remain outstanding, the holders of such shares of Series C and Series C-1 Preferred Stock shall be entitled to elect one (1)

director of this corporation at each annual election of directors. As long as a majority of the shares of Series E Preferred Stock originally issued remain outstanding, the holders of such shares shall be entitled to elect two (2) directors of this corporation at each annual election of directors. The holders of outstanding Class A Common Stock shall be entitled to elect two (2) directors of this corporation at each annual election of directors. The holders of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock and Class A Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 4(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

5. Protective Provisions.

(a) Subject to the rights of series of Preferred Stock that may from time to time come into existence, so long as any shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred Stock (voting together as a single class and not as separate series and on an as converted basis):

(i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

(ii) pay any dividend on the Common Stock of this corporation;

(iii) repurchase, acquire or retire any shares of Common Stock other than pursuant to the terms of any stock purchase agreement between this corporation and any stockholder in connection with the employment of, or the rendering of services by, such stockholder;

(iv) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over the Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock with respect to voting, dividends or upon liquidation;

(v) amend or repeal any provision of, or add any provision to, this corporation’s Amended and Restated Certificate of Incorporation if such action would materially and adversely alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, any Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock;

(vi) reclassify any outstanding shares into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with such preference or priority of any series of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock; or

(vii) amend this Article V(B)(5).

(b) So long as any shares of Series D Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, alter or change the powers, preferences or special rights of the shares of Series D Preferred Stock so as to affect them adversely (unless such amendment or change would so affect the entire class).

(c) So long as any shares of Series E Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, alter or change the powers, preferences or special rights of the shares of Series E Preferred Stock so as to affect them adversely (unless such amendment or change would so affect the entire class).

6. Redemption. The Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D and Series E Preferred are not redeemable.

7. Status of Converted Stock. In the event any shares of Series A, Series A-1, Series B, Series B-1, Series C, Series C-1, Series D or Series E Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be reissuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

(D) Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in (B)(2) of this Article V hereof.

3. Voting Rights. The holder of each share of Class A Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holder of each share of Class B Common Stock shall not be entitled to vote except with respect to a mandatory conversion of such shares as set forth in Section 3 of Article V.

ARTICLE VI

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.

ARTICLE VII

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors and no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

ARTICLE IX

The number of directors of this corporation shall be set at eight (8).

ARTICLE X

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE XII

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

* * *

THIRD: The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of this corporation this 16th day of April, 2004.

/s/ Weijia Wang

Weijia Wang, Chief Executive Officer

/s/ Weijia Wang

Weijia Wang, Secretary